COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                               ARTICLES OF MERGER

                                     BETWEEN

                       PACEL CORP., A VIRGINIA CORPORATION

                                       AND

                 PLRP ACQUISITION CORP., A VIRGINIA CORPORATION

         The undersigned corporations, pursuant to Title 13.1, Chapter 9,
Article 12 of the Code of Virginia, hereby execute the following Articles of Merger and set forth the following:

         ONE, As set forth in that certain Plan of Merger between Pacel Corp., a Virginia Corporation (the "Surviving Parent") and PLRP Acquisition Corp., also a Virginia Corporation (the "Subsidiary"), the Board of Directors of the Pacel Corp. has adopted a plan of merger which sets forth the following information:

                  1.  The names of the Parent and Subsidiary; and

                  2. The manner and basis of converting the shares of the Subsidiary into shares, obligations, or other securities of the Parent or any other corporation, or into cash or other property in whole or part, and the manner and basis of converting rights to acquire shares, obligations or other securities of the Subsidiary into rights to acquire shares, obligations or other securities of the Parent or any other corporation or into cash or other property in whole or part.

         TWO, Since 100 % of the outstanding shares of each class of the Subsidiary is owned by Pacel, Pacel may merge the Subsidiary into itself without the approval of the Shareholders of Pacel or of the Subsidiary.

         THREE, Pacel Corp., which is the Surviving Parent and the Shareholder of the Subsidiary, waives the Plan of Merger mailing requirement of Section 13.1-719.


                     SIGNATURES BEGIN ON THE FOLLOWING PAGE


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         The Undersigned President of Pacel Corp. declares that the facts herein stated are true as of this 18th day of September 2001.


                            PACEL CORP.

                            BY: ____________________
                                   (Signature)

                            David Calkins, President



         The Undersigned President of PLRP Acquisition Corp. declares that the facts stated herein are true as of this 18th day of September 2001.


                            PLRP ACQUISITION CORP.

                            BY: ____________________
                                   (Signature)

                            F. Kay Calkins, President

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